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Exhibit 3.15

ESTATUTOS SOCIALES DE SERVICIOS DE LOGÍSTICA
DE MÉXICO, S.A. DE C.V.

DENOMINACION, OBJETO, DOMICILIO Y DURACION DE LA SOCIEDAD.

        PRIMERA.- Los otorgantes constituyen una sociedad anónima de capital variable de conformidad con las leyes de los Estados Unidos Mexicanos, y por lo mismo la nacionalidad de esta sociedad será mexicana.

        SEGUNDA.- La sociedad se denominará OPERADORA DE APOYO LOGISTICO. Esta denominación irá seguida de las palabras Sociedad Anónima de Capital Variable o de su abreviatura S.A. de C.V.

        TERCERA.- La sociedad tendrá por objeto:

  a)
  Celebrar contratos o convenios, por cuenta propia o ajena con empresas nacionales o extranjeras del sector público o privado, con fines industriales, comerciales, de transportes o de servicios, para el suministro de todo tipo de asesorías o la prestación de servicios; pudiendo ser de tipo administrativo, contable, fiscal, legal, financiero, operativo y técnico, de recursos humanos, procesamiento y control de datos, y, en general todo tipo de actos que se requieran para el buen funcionamiento y control de las empresas solicitantes.

  b)
  Importar, exportar, fabricar, representar todo tipo de maquinaria, equipo y refacciones de tipo mecánico, electrónico o eléctrico, necesarios para la prestación de servicios y asesorías, contables, financieros, fiscales, legales, administrativos, a todo tipo de empresas nacionales o extranjeras del sector público o privado.

  c)
  Proporcionar personal de cualquier clase a todo tipo de empresas del sector público o privado, nacionales o extranjeras del ramo industrial, comercial o de servicios.

  d)
  Elaborar contratos de fideicomiso y de asociación en participación necesarios para la realización y logro de los fines sociales de la empresa.

  e)
  Celebrar todo tipo de contratos o convenios con personas físicas o morales, nacionales o extranjeras.

  f)
  Adquirir por cualquier título permitido por la ley, poseer, comprar y vender, suscribir, ceder, endosar, pignorar y en general negociar con acciones, valores, porciones o partes sociales, certificados, bonos, cédulas y toda clase de títulos de crédito o títulos valor, suscritos o emitidos por empresas, organizaciones o instituciones públicas o privadas, nacionales o extranjeras, sean ellas comerciales, industriales o de otra naturaleza, sin que ello implique la intermediación en los mercados financieros mediante los cuales obtenga recursos del público destinados a su colocación lucrativa, ya sea por cuenta propia o ajena, ni ubicarse dentro de los supuestos del artículo cuarto de la Ley del mercado de Valores.

  g)
  Contratar por cuenta propia o de terceros, los seguros, fianzas o cualesquier otros contratos de garantía que sean necesarios o convenientes.

  h)
  Gestionar y obtener de las autoridades competentes las concesiones, permisos o autorizaciones que sean necesarios para la mejor realización de su objeto social.

  i)
  Actuar como representante de sociedades nacionales o extranjeras y en general, la realización de toda clase de actos de comisión mercantil.

  j)
  Adquirir en propiedad, tomar en arrendamiento, poseer y administrar los bienes muebles o inmuebles que permitan las leyes de la República Mexicana o de otros países, que sean necesarios par los fines anteriores.

  k)
  La obtención y aprovechamiento por cualquier título legal de toda clase de concesiones, permisos, licencias, autorizaciones, patentes, marcas, nombres y avisos comerciales, inventos y derechos literarios que sean necesarios o útiles para el desarrollo del objeto social.

  l)
  Obtener y otorgar préstamos, suscribir o emitir toda clase de títulos de crédito, otorgar garantías reales o personales, otorgar avales, préstamos y financiamientos y adquirir pasivos, pudiendo ser éstos manejados en forma enunciativa más no limitativa por medio de cuenta corriente o a través del esquema de arrendamiento financiero.

  m)
  Celebrar todos los actos y contratos civiles, mercantiles o de cualquier otra naturaleza que sean necesarios para la realización y desarrollo de los fines sociales.

  n)
  Establecer agencias o sucursales en el interior de la república Mexicana o en el Extranjero, sin que por ello se considere cambiado el domicilio social.

  o)
  Llevar a cabo investigaciones científicas para el desarrollo tecnológico o investigaciones profesionales en las materias que requieran las empresas a las que la sociedad prestare servicios o que la propia sociedad considere convenientes, ya sea directamente o por medio de institutos tecnológicos y universidades o empresas o instituciones especializadas en el país o en el extranjero, o mediante asociación con dichos institutos, universidades, empresas o instituciones especializadas.

  p)
  Proporcionar servicios relativos a la implantación y desarrollo de programas, procedimientos e incentivos tendientes a promover la eficiencia y permanencia de personal y empleados.

  q)
  Aceptar y ejercitar los poder o mandatos que le otorgaren las empresas a las que prestare servicios; y delegar a sus funcionarios y empleados el ejercicio de dichos poderes o mandatos.

  r)
  En general, celebrar los contratos, ejecutar los actos y firmar los documentos que sean necesarios para la realización plena de su objeto social.

        CUARTA.- El domicilio de la sociedad será esta Ciudad de México, Distrito Federal, sin perjuicio de que puedan establecerse sucursales, agencias y oficinas en cualquier otro lugar dentro o fuera de la República Mexicana, o del derecho de fijar domicilios convencionales.

        QUINTA.- La duración de la sociedad será de NOVENTA Y NUEVE AÑOS, que se contarán a partir de la fecha de firma esta escritura y concluirán el diecinueve de diciembre del año dos mil ochenta y ocho.

DEL CAPITAL SOCIAL Y DE LAS ACCIONES

        SEXTA.- Esta sociedad no admitirá directa ni indirectamente como socios o accionistas a inversionistas extranjeros y sociedades sin cláusulas de exclusión de extranjeros ni tampoco reconocerá en absoluto derechos de socios o accionistas a los mismos inversionistas y sociedades.

        SEPTIMA.- El capital social es variable. El mínimo fijo sin derecho a retiro asciende a $50,000.00 (CINCUENTA MIL PESOS), moneda nacional, representado por 50 (CINCUENTA) acciones, ordinarias, nominativas, liberadas, con valor nominal de un mil pesos moneda nacional, cada una de ellas. La parte variable del capital no tiene límite y estará representada también por acciones ordinarias, nominativas y con valor nominal de mil pesos,. Moneda nacional, cada una. El total del Capital social, tanto del fijo como del variable deberá estar suscrito por mexicanos o sociedades mexicanas con cláusula de exclusión de extranjeros.

        OCTAVA.- Las acciones se dividirán en clases como sigue:

        La Clase "1" representará el capital mínimo fijo no sujeto a retiro y

        La Clase "2" en adelante corresponderá a los aumentos de capital en la parte variable.

        Las acciones de todas las clases tendrán el mismo valor, se distinguirán por su color y conferirán e impondrán iguales derechos y obligaciones.

        Deberán contener las menciones a que se refiere el artículo ciento veinticinco de la Ley General de Sociedades Mercantiles, así como el convenio establecido en la cláusula sexta anterior y llevarán adheridos cupones numerados progresivamente en los términos que determina el consejo de administración.

        Los títulos definitivos de las acciones y los certificados provisionales de las mismas, serán firmados por dos consejeros designados al efecto por el consejo de administración y a falta de disposición expresa del consejo, deberán ser suscritos por el presidente y por el secretario del mismo organismo.

        La propiedad de las aciones se transmitirá mediante endoso que se haga constar en el mismo título o bien, por cualquier otro medio legal de transmisión de la propiedad, debiendo registrarse el traspaso en el libro de registro de acciones que al efecto llevará la sociedad, sin cuyo requisito esta última no reconocerá el traspaso.

        Los títulos ampararán una o varias acciones.

        NOVENA.- Los aumentos de la parte variable del capital social se efectuarán por resoluciones de la asamblea general ordinaria de accionistas. No podrá decretarse ningún aumento antes de que estén íntegramente pagadas las acciones emitidas con anterioridad.

        Al tomarse los acuerdos respectivos, la asamblea de accionistas que decrete el aumento o cualquier asamblea posterior, fijará los términos y bases en que deba llevarse a cabo el aumento, en la inteligencia de que los accionistas tendrán en proporción al número de acciones de que sean propietarios, derecho de preferencia para suscribir las nuevas acciones.

        Este derecho de preferencia puede ser renunciado y el mismo deberá ejercitarse dentro de los quince días que sigan a la fecha en que el consejo de administración notifique a los accionistas por medio de publicación en el Diario Oficial de la Federación o de cualquier otra manera, lo relativo a la aprobación del aumento del capital social.

        Si la asamblea hubiere estado representada la totalidad del capital social, el plazo de quince días empezará a contarse a partir de la fecha de celebración de la asamblea y los accionistas se considerarán notificados del acuerdo en dicho momento, por lo que no será necesaria su publicación.

        Los aumentos de capital podrán efectuarse mediante capitalización de reservas o utilidades o mediante pago en efectivo o en especie, según acuerde la asamblea de accionistas respectiva.

        En los aumentos por capitalización de reservas o utilidades todas las acciones ordinarias tendrán derecho a la parte proporcional que les correspondiere en las mismas.

        DECIMA.- Las disminuciones del capital social de la parte variable se harán por resolución de la asamblea general ordinaria de accionistas, para absorber pérdidas o para reembolso a los accionistas.

        Las disminuciones de capital para absorber pérdidas, se efectuarán mediante la reducción del valor nominal de todas las acciones en circulación de las clases en que esté dividido el capital social en su parte variable.

        En caso de disminución de capital por reembolso a los accionistas, las acciones que se amortizarán primeramente serán las acciones representativas del capital variable. Si el número total de acciones representativas del capital variable no es suficiente para absorber totalmente el monto de la disminución de capital, se amortizarán acciones representativas del capital mínimo fijo de la sociedad en el número que se requiera para completar la disminución del capital decretado. El acuerdo de la asamblea general extraordinaria que hubiere resuelto la disminución del capital social fijo, se publicará por tres veces en el periódico oficial del domicilio social, con intervalos de diez días y los accionistas tendrán derecho a amortizar sus acciones en proporción a la disminución del capital decretado, dentro de los quince días siguientes al de la fecha de la última publicación del acuerdo respectivo.

        Todo aumento o disminución del capital social se inscribirá en un libro de registro que la sociedad llevará para estos casos.

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS.

        DECIMOPRIMERA.- 1.- La asamblea general ordinaria se reunirá cuando menos una vez al año, en el domicilio de la sociedad, en la fecha que fije el consejo de administración dentro de los cuatro meses que sigan a la clausura del ejercicio social. Además de los asuntos incluidos en la orden del día, la asamblea ordinaria anual conocerá y se ocupará de la discusión, aprobación o modificación del informe de los administradores así como el de los comisarios a que se refieren los artículos ciento setenta y dos y ciento sesenta y seis fracción cuatro romano, de la Ley General de Sociedades Mercantiles del ejercicio inmediato anterior.

        2.- Las asambleas extraordinarias podrán reunirse en cualquier tiempo, también en el domicilio de la sociedad.

        DECIMOSEGUNDA.- Las convocatorias para las asambleas generales deberán hacerse mediante un aviso que se publicará por una sola vez en el periódico oficial de la entidad del domicilio de la sociedad y en uno de los periódicos de mayor circulación en dicho domicilio, cuando menos con quince días de anticipación entre la fecha de publicación y el día señalado para la celebración de la asamblea, cuando se trate de primera convocatoria para ordinaria que tenga entre sus objetos la discusión y aprobación o modificación del informe de los administradores a que se refiere el artículo ciento setenta y dos de la Ley General de Sociedades Mercantiles y cinco días por lo menos, en todos los demás casos.

        La convocatoria deberá contener la orden del día y será firmada por quien la haga. Toda resolución tomada con infracción de lo que dispone esta cláusula, será nula salvo que en el momento de la votación haya estado representada la totalidad de las acciones.

        DECIMOTERCERA.- Para que los accionistas de la sociedad tengan derecho de asistir a las asambleas generales, deberán depositar sus acciones en cualquier Institución de crédito cuando menos con dos días de anticipación al señalado para la asamblea, ya sea en la República Mexicana o en el extranjero, en los lugares que se señalen en la convocatoria respectiva. Tratándose de asambleas en las que, por estar representadas todas las acciones puedan tomar resoluciones sin necesidad de convocatoria previa, el depósito de las acciones deberá hacerse en cualquier momento antes de la celebración de la asamblea. Las acciones depositadas no se devolverán sino después de celebrada la asamblea.

        Cuando las acciones fueren depositadas en oficinas ubicadas fuera del domicilio de la sociedad, las Instituciones que las recibieren deberán dar aviso a la sociedad por correo o por la vía cablegráfica o telegráfica, del nombre del depositante, del número de acciones depositadas y del día en que se constituyó el depósito.

        Los accionistas que hayan depositado sus acciones en los términos que establece esta cláusula, recibirán de la compañía una tarjeta de admisión que expresará el nombre del depositante y el número de acciones que ha depositado, y servirá en la asamblea para comprobar el carácter de accionistas de los concurrentes y el número de votos a que tienen derecho.

        Los accionistas no necesitarán probar su derecho de asistencia a la Asamblea mediante el depósito mencionado, respecto de las acciones que estén inscritas a su nombre en el libro de Registro de Acciones.

        DECIMOCUARTA.- Los accionistas pueden asistir a las asambleas generales personalmente o por medio de apoderado, bastando en este último caso que el mandato se otorgue en escrito privado.

        DECIMOQUINTA.- Para que la asamblea general ordinaria de accionistas pueda celebrarse válidamente en virtud de primera convocatoria, deberá estar representado en ella, por lo menos, la mitad del capital social. Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de primera convocatoria, deberán estar representadas en ella, cuando menos, tres cuartas partes del capital social.

        DECIMOQUINTA-BIS.- Las asambleas podrán celebrarse válidamente sin convocatoria previa, si todas las acciones en circulación se encontraren representadas en ella al momento de las votaciones.

        DECIMOSEXTA.- Si la asamblea general ordinaria se reuniere en virtud de segunda convocatoria, funcionará válidamente con los accionistas que concurran, cualquiera que sea el número de acciones que representen y cualquiera que sea la naturaleza de las resoluciones que hayan de tomarse. Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de segunda convocatoria deberá estar representada en ella, cuando menos, el cincuenta por ciento del capital social.

        DECIMOSEPTIMA.- Las resoluciones de la asamblea general ordinaria se tomarán por mayoría de votos computables en la asamblea y contándose un voto por cada acción. Las decisiones de las asambleas generales extraordinarias deberán tomarse por el voto favorable de acciones que representen por lo menos, el cincuenta por ciento del capital social.

        DECIMOSEPTIMA-BIS.- Las resoluciones tomadas fuera de asamblea por unanimidad de los accionistas que representen la totalidad de las acciones con derecho a voto, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en reunión formal de la asamblea general, siempre que las resoluciones adoptadas se confirmen por escrito.

        DECIMOOCTAVA.- En las asambleas generales las votaciones serán económicas, a menos que algunos de los asistentes pida que sean nominales.

        DECIMONOVENA.- Las asambleas generales serán presididas por el presidente del consejo de administración, en su defecto por el miembro del consejo que designe la asamblea y a falta de consejeros presentes en la asamblea, por el accionista que fuere designado por la misma. Actuará como secretario el del consejo o a falta del mismo, la persona que designe quien presida la asamblea. El presidente designará escrutadores a dos de los asistentes.

DE LA ADMINSITRACION DE LA SOCIEDAD

        VIGESIMA.- La sociedad será administrada por un consejo de administración que será integrado por los miembros propietarios que designe la asamblea en número no menor de tres, con las designaciones de presidente, secretario, tesorero y vocales, pudiendo designar el número de consejeros suplentes que se crea necesario.

        Los miembros del consejo de administración podrán ser o no accionistas, pero siempre serán de nacionalidad mexicana, debiendo ser designados a mayoría de votos por la asamblea general ordinaria de accionistas y durando en funciones hasta en tanto no les sean revocados sus nombramientos y los nuevamente designados tomen posesión de sus cargos. La minoría de accionistas que represente un veinticinco por ciento del capital social, tendrá derecho a nombrar cuando menos un consejero.

        VIGESIMOPRIMERA.- El consejo de administración funcionará válidamente con la asistencia de la mitad más uno de sus miembros, tomándose sus resoluciones a mayoría de votos de todos los presentes y gozando el presidente, para el caso de empate de voto de calidad.

        Los consejeros suplentes cubrirán indistintamente las faltas temporales o absolutas de los propietarios.

        VIGESIMOPRIMERA-BIS.- Las resoluciones tomadas fuera de sesión del Consejo de Administración, por unanimidad de sus miembros, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en reunión formal del mismo, siempre que las resoluciones adoptadas se confirmen por escrito.

        VIGESIMOSEGUNDA.- Los miembros del consejo de administración y los gerentes no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la asamblea de accionistas o el propio consejo de administración, determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

        VIGESIMOTERCERA.- El consejo de administración tendrá las facultades siguientes:

  a)
  Poder general para administrar los negocios y bienes de la sociedad, otorgar y suscribir todo género de garantías y avales y ejecutar los actos, celebrar los contratos, firmar los documentos y otorgar o suscribir los títulos de crédito que requiera esa administración;

  b)
  Poder general para ejercer los actos de dominio que permitan las leyes;

  c)
  Poder general para pleitos y cobranzas, con todas la facultades generales y las especiales que requieran cláusula especial conforme a la ley, inclusive para otorgar perdón, desistirse de toda clase de juicios, recursos y procedimientos en general, así como del juicio de amparo, para presentar denuncias y querellas de carácter penal y para constituirse en coadyuvante del Ministerio Público, poder que podrá ejercitar ante toda clase de personas y autoridades, judiciales y administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de él, con la mayor amplitud posible.

  d)
  Facultad para establecer sucursales y agencias de la sociedad y suprimirlas.

  e)
  Facultad para nombrar y remover al director general y a uno o varios directores, subdirectores, gerentes generales, subgerentes, gerentes especiales y en general funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar, jerarquías, las retribuciones que deban percibir y las garantías que deban prestar en la inteligencia de que los directores, subdirectores, gerentes y subgerentes serán siempre personas de nacionalidad mexicana;

  f)
  Facultad para otorgar y revocar poderes especiales y generales con todas las facultades que juzgue convenientes.

  g)
  Facultad para firmar toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad;

  h)
  Facultad para ejecutar los acuerdos de la asamblea general de accionistas; e,

  i)
  En general, podrá llevar a cabo todos los actos y contratos que fueren necesarios para el objeto de la Sociedad y aquéllos que se les atribuyan en otras cláusulas de estos estatutos. EL consejo de administración podrá delegar alguna o algunas de sus facultades en uno o varios consejeros, para que las ejerzan en los negocios y lugares que determine, firmar por medio de la persona o personas que al efecto designe de entre sus miembros toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad; y en general nombrar de entre sus miembros uno o más delegados para la ejecución de actos concretos. A falta de designación especial, la representación corresponderá al presidente del consejo.

        VIGESIMOTERCERA-BIS.- Se podrá establecer, en la Asamblea General Ordinaria de Accionistas que elija al Consejo de Administración de la Sociedad, la creación de un Comité Ejecutivo o Comisión Ejecutiva, órgano colegiado que independientemente del nombre con que se le designe, podrá estar integrado por personas de entre las que a su vez hayan sido o sean elegidas como miembros del Consejo de Administración o por personas electas por la propia Asamblea General Ordinaria de Accionistas, cuyo número será designado por la propia Asamblea de Accionistas que los nombre. En dicho Comité Ejecutivo o Comisión Ejecutiva, se podrá además designar a un Suplente por cada propietario, según lo determina la propia Asamblea.

        Los miembros del Comité Ejecutivo o Comisión Ejecutiva actuarán como órgano colegiado y sus facultades podrán ser delegadas en forma integra o ilimitada en la persona o personas que dicho Comité Ejecutivo o Comisión Ejecutiva determine, en su caso. Se reunirá con quórum de la mayoría de sus integrantes y para que las resoluciones sean válidas, se requerirá el voto favorable de la mayoría de los presentes; debiendo informar anualmente al consejo de administración de las resoluciones más importantes que haya adoptado, o bien, cuando se susciten hechos o actos de trascendencia para la Sociedad, que a su juicio lo ameriten.

        Las Juntas del Comité Ejecutivo o Comisión Ejecutiva podrán celebrarse con la periodicidad que determine el Consejo de Administración, debiendo notificar a cada miembros del Comité Ejecutivo o Comisión Ejecutiva, por escrito, el lugar, fecha y hora de la celebración de una Junta.

        Las Juntas del Comité Ejecutivo o Comisión Ejecutiva serán presididas por la persona que, por mayoría de votos sea elegida para presidir la misma y actuará como Secretario el del propio Consejo de Administración o, en su caso, quien sea elegido por mayoría de votos para actuar con tal carácter y las actas que se levanten de las juntas será firmadas por quienes hubieran actuado como Presidente y Secretario.

        El Comité Ejecutivo o Comisión Ejecutiva podrá reunirse en cualquier tiempo cuando así lo estime conveniente.

        Asimismo, el Comité Ejecutivo o Comisión Ejecutiva podrá adoptar resoluciones sin necesidad de reunión previa, siempre y cuando dichas resoluciones se confirmen por escrito y sean firmadas por todos y cada uno de los integrantes de dicho Comité Ejecutivo o Comisión Ejecutiva.

        El Comité Ejecutivo o Comisión Ejecutiva tendrá las facultades siguientes:

  A)
  Poder general para pleitos y cobranzas, actos de administración y de dominio, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, en los términos del primer párrafo del artículo 2554 del Código Civil para el Distrito Federal y de sus correlativos con los artículos de los Códigos Civiles de las demás entidades de la Federación, así como del artículo 2587 del mismo ordenamiento, poder que podrá ejercitar respecto de todos los asuntos de la sociedad, con excepción de los que estén expresamente reservados por la Ley o por los Estatutos de la Sociedad, a otro órgano de la misma.

  B)
  Poder general para otorgar y suscribir títulos de crédito de la Ley General de Títulos y Operaciones de Crédito, incluyendo endoso en garantía o por aval.

  C)
  Enajenar, así como gravar mediante prenda, hipoteca o en cualquier otra forma los bienes muebles e inmuebles de la Sociedad.

  D)
  Autorizar el otorgamiento de cualquier garantía o aval, inclusive respecto de obligaciones a cargo de tercero.

  E)
  Facultad para conferir u otorgar poderes generales o especiales, así como para revocarlos.

  F)
  Facultad para nombrar y remover al Director General, a Directores, Subdirectores, Gerentes, Subgerentes, y en general a funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar jerarquías, las retribuciones que deban percibir y las garantías que deban prestar.

  G)
  En general, tendrá la más amplias facultades para decidir y resolver sobre todos los bienes y negocios de la Sociedad, que se relacionen directa o indirectamente con los objetos de la misma, pudiendo nombrar a una o más personas como Delegados Especiales, para la ejecución de sus resoluciones y en defecto de tal señalamiento podrán ser ejecutadas por el Presidente del Consejo de Administración.

        Los mismos integrantes del Comité Ejecutivo o Comisión Ejecutiva, podrán o no percibir emolumentos, según lo determine el Consejo de Administración o la Asamblea General Ordinaria de Accionistas.

        VIGESIMOCUARTA.- El consejo de administración elegirá de entre sus miembros un presidente. Además nombrará un secretario, en el concepto de éste último podrá no ser miembro del consejo. Dicho secretario podrá ser removido en cualquier tiempo por el consejo de administración y sus facultades temporales o absolutas serán cubiertas por la persona que designe el mismo consejo.

        VIGESIMOQUINTA.- Las sesiones del consejo de administración serán ordinarias y extraordinarias. Las sesiones ordinarias se celebrarán periódicamente los días y horas que designare el consejo. Las sesiones extraordinarias se celebrarán cuando lo acuerde el presidente del consejo o lo pida alguno de los conejeros. En todo caso se dirigirá cita por escrito a domicilio de los consejeros.

        VIGESIMOSEXTA.- Las sesiones del consejo de administración serán presididas por el presidente, en su defecto por el vicepresidente y a falta de ambos, por el consejero que designe el mismo consejo en calidad de presidente interino.

        VIGESIMOSEPTIMA.- Las actas de las sesiones del consejo serán firmadas por el presidente y secretario que hayan actuado en la sesión.

        VIGESIMOOCTAVA.- El secretario del consejo de administración queda facultado expresamente para expedir certificaciones y copias certificadas de las constancias de los libros de actas y registros de acciones de la sociedad.

DE LOS COMISARIOS

        VIGESIMONOVENA.- La vigilancia de la sociedad estará a cargo de uno o más comisarios temporales y revocables quienes podrán ser socios o personas extrañas a la sociedad. La asamblea ordinaria de accionistas por mayoría de votos nombrará a los comisarios y a los suplentes respectivos. La minoría de accionistas que represente un veinticinco por ciento del capital social tendrá derecho a nombrar un comisario y el suplente respectivo.

        TRIGESIMA.- Los comisarios durarán en su encargo un año, y podrán ser reelectos una o más veces.

        TRIGESIMOPRIMERA.- Los Comisarios no estarán obligados a prestar garantía para asegurar la responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la asamblea de accionistas o el propio consejo de administración, determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

DE LA DISTRIBUCION DE UTILIDADES Y PERDIDAS

        TRIGESIMOSEGUNDA.- Los ejercicios sociales deberán contarse del primero de enero al treinta y uno de diciembre de cada año.

        Por excepción, el primer ejercicio será a partir de la fecha de firma de esta escritura y concluirá el treinta y uno de diciembre del año en curso.

        TRIGESIMOTERCERA.- Las utilidades que arroje la cuenta de pérdidas y ganancias, formulada al concluir cada ejercicio social, se distribuirán de la manera siguiente:

  a)
  Se separará un cinco por ciento para la constitución de un fondo de reserva, hasta que éste fondo alcance un valor por lo menos igual a la quinta parte del capital social y dicho fondo deberá ser reconstituido de la misma manera cuando haya disminuido por cualquier motivo;

  b)
  Se separará la cantidad que corresponda como reparto de utilidades al personal de la sociedad, de conformidad con las leyes aplicables.

  c)
  Se separarán las cantidades que la asamblea señale para otros fondos de reserva, fondos de previsión y otros fines especiales; y

  d)
  El remanente, será distribuido como dividendo entre los accionistas en proporción al número de sus acciones.

        TRIGESIMOCUARTA.- La pérdidas se distribuirán por partes iguales entre las acciones suscritas y hasta el valor nominal de éstas.

        TRIGESIMOQUINTA.- Los otorgantes no se reservan participación alguna en las utilidades de la sociedad, por su carácter de fundadores.

DE LA DISOLUCION Y LIQUIDACION DE LA SOCIEDAD

        TRIGESIMOSEXTA.- Llegado el caso de disolución de la sociedad por otro motivo que el de quiebra por declaración judicial, la asamblea general de accionista hará el nombramiento de uno o más liquidadores propietarios y uno o más suplentes, quienes tendrán las facultades y atribuciones que la misma asamblea les fije. Las vacantes temporales o definitivas de uno o más liquidadores propietarios, serán cubiertas por los suplentes designados, los cuales serán llamados en el orden de su nombramiento. Mientras dure la liquidación, la misma función que cumplen respecto de los administradores de la sociedad durante la vida normal de ésta y la asamblea general de accionistas se reunirá en sesión ordinaria en los mismos términos previstos para la vida normal de la sociedad y en sesión extraordinaria siempre que sea convocada por los liquidadores o por los comisarios.

ANEXO "A"
ESTATUTOS SOCIALES DE SERVICIOS DE LOGÍSTICA
DE MÉXICO, S.A. DE C.V.

        PRIMERA.- La denominación social de la Sociedad es "SERVICIOS DE LOGISTICA DE MÉXICO", denominación que siempre irá seguida de las palabras "Sociedad Anónima de Capital Variable" o de su abreviatura "S.A. de C.V.", que se regirá por estos estatutos sociales y, en lo no previsto en ellos, por la Ley General de Sociedades Mercantiles.

        SEGUNDA.- El domicilio de la Sociedad será la ciudad de México, Distrito Federal, sin perjuicio de establecer sucursales o agencias en cualquier parte de la República Mexicana y del Extranjero.

        TERCERA.- La duración de la Sociedad será de NOVENTA Y NUEVE AÑOS contados a partir de la fecha de su constitución.

        CUARTA.- La Sociedad tendrá por objeto:

  a)
  Prestar todo tipo de servicios a terceras personas, incluyendo, en forma enunciativa más no limitativa, servicios de asistencia técnica y de administración, servicios de consultoría para el establecimiento de sistemas administrativos, de comercialización, de logística, financieros, contables y de control, así como cualquier otro servicio tendiente al mejoramiento de las operaciones y rendimiento de empresas mercantiles.

  b)
  La adquisición de acciones de otras sociedades nacionales o extranjeras, y el ejercicio de los derechos económicos corporativos que se deriven de las mismas, así como el cumplimiento de las obligaciones que tenga como accionista.

  c)
  El establecimiento y la explotación de almacenes, bodegas, fábricas, plantas, oficinas y cualquiera otra instalación necesaria para su objeto social.

  d)
  La adquisición, renta, arrendamiento financiero y venta de bienes muebles e inmuebles y cualquier otra propiedad que se requiera para cumplir con el objeto social. La Sociedad no podrá adquirir inmuebles dentro de la zona prohibida, así como tampoco podrá rentar o alquilar ningún tipo de propiedad, real o personal a terceras personas en dicha zona.

  e)
  Tener representaciones dentro de la República Mexicana o en el extranjero y designar agente s comerciales, intermediarios, mediadores, representantes legales o apoderados a cualquier tipo de personas físicas o morales.

  f)
  Obtener los créditos que pudieran ser necesarios para la consecución del objeto social sin limitación en lo que respecta a cantidades, así como garantizar créditos u otras obligaciones de sus filiales, subsidiarias o cualquier tercero, y constituirse fiadora de los mismos créditos y obligaciones.

  g)
  El uso, explotación o registro a su nombre o a nombre de terceras personas de marcas, patentes, nombres comerciales, fórmulas, sistemas o procesos de manufactura, relacionados con los productos y bienes que se requieran para llevar a cabo las actividades indicadas en los párrafos anteriores, así como para el uso y explotación a través de licencias, contratos, o de cualquier otra manera, de marcas, nombres comerciales, patentes, fórmulas, sistemas y procesos de manufactura, propiedad de mexicanos o extranjeros, así como concesionar o sub- concesionar cualquier marcas, nombres comerciales, patentes, fórmulas, sistemas y procesos que pudiera poseer o a que tenga derecho, en favor de terceras personas.

  h)
  Llevar a cabo su objeto social acogiéndose a los programas que establezcan autoridades federales, estatales o municipales, así como la obtención de incentivos fiscales o de otra índole a que tenga derecho.

  i)
  Suscribir, aceptar, endosar y avalar cualquier clase de títulos de crédito y en general llevar a cabo todo tipo de operaciones, actos y contratos, civiles, administrativos o comerciales que se requieran o sean convenientes para la consecución de su objeto social.

        QUINTA.- El capital social es variable. El mínimo fijo no sujeto a retiro asciende a la cantidad de $50,000.00 (CINCUENTA MIL PESOS 00/100 M.N.), representado por 500 acciones Clase "I", ordinarias, nominativas, sin expresión de valor nominal cada una de ellas.

        La parte variable del capital social no tiene límite y estará representada por acciones Clase "II", ordinarias, nominativas y sin expresión de valor nominal cada una de ellas.

        La Sociedad podrá clasificar en Series y subseries de acciones el capital social tanto de la parte fija como de la parte variable, siempre y cuando el 51% (cincuenta y uno por ciento) del total del capital social con derecho de voto pleno esté suscrito y pagado por personas físicas de nacionalidad mexicana o personas morales mexicanas con cláusula de exclusión de extranjeros.

        El capital social y las acciones representativas del 49% (cuarenta y nueve por ciento) del capital serán susceptibles de libre suscripción.

        SEXTA.- Los aumentos y reducciones del capital de la Sociedad serán regidos por las siguientes disposiciones:

  1.
  La Asamblea General Ordinaria de Accionistas podrá adoptar resoluciones con relación a los aumentos o reducciones en la porción variable del capital y las condiciones para dichos aumentos o disminuciones. Para que dichas resoluciones tengan validez, se requerirá el voto favorable de por lo menos el 75%(setenta y cinco por ciento) de las acciones suscritas y pagadas de la sociedad. Los aumentos de capital., así como la consecuente emisión de acciones, surtirán efectos a partir de la fecha en que la Asamblea General Ordinaria de accionistas adopte la resolución respectiva, sin necesidad de formalidades adicionales, salvo la firma de la correspondiente acta de asamblea.

  2.
  Al aumentar el capital social en su parte variable, la Asamblea General Ordinaria de Accionistas podrá autorizar que todas o en parte de las acciones que representen dicho aumento no sean suscritas ni pagadas en ese momento, sino hasta que el Consejo de Administración, mediante resolución adoptada conforme a la Cláusula Vigésimo Segunda de los presentes estatutos, resuelva que se suscriban y paguen por uno o mas de los accionistas o por terceros. Dichas acciones que representen cualquier parte o la totalidad de un aumento de capital que no hayan sido suscritas y pagadas, permanecerán en la Tesorería de la sociedad y no se autorizarán aumentos de capital adicionales sino hasta que todas las acciones que estén en la tesorería de la sociedad hayan sido suscritas y pagadas.

  3.
  Los aumentos o reducciones en la porción mínima del capital sólo podrán resolverse en una Asamblea General Extraordinaria de Accionistas. La misma asamblea que resuelva el aumento de la porción mínima de capital, podrá resolver con respecto a la forma y términos que en dicho aumento podrá ser suscrito y pagado, respetando el derecho y preferencia.

  4.
  No podrá decretarse un nuevo aumento de capital antes de que sea suscrito y pagado íntegramente el aumento anterior.

  5.
  La Asamblea General Extraordinaria de accionistas podrá asimismo, autorizar al Consejo de Administración a colocar en el mercado, respetando siempre el derecho preferente de los accionistas, las acciones representativas de dicho aumento de capital.

  6.
  Los accionistas tendrán siempre la preferencia para la suscripción de los aumentos en proporción al número de las acciones que sean tenedores, conforme al artículo 132 (ciento treinta y dos) de la Ley General de las Sociedades Mercantiles.

  7.
  El capital social no podrá reducirse a menos del capital social mínimo.

  8.
  Tan pronto como se decrete una reducción del capital social o una redención de una Clase de acciones, la resolución deberá notificarse a cada uno de los accionistas de esa Clase, concediendo el derecho para redimir sus acciones en proporción a la reducción del capital o la redención de una Clase de acciones decretadas; tal derecho deberá ejercitarse dentro de los 15 (quince) días siguientes al recibo de la notificación. Si dentro del término establecido hubiere alguna petición de reembolso por el número de acciones que corresponda al capital que va a reducirse, se reembolsara a los accionistas que la solicitaren en la fecha en que se hubiere determinado. Si las solicitudes de reembolso excedieran del capital amortizable, el monto de la reducción se distribuirá para su amortización entre los solicitantes, en proporción al número de acciones que cada uno haya ofrecido para su amortización, y se procederá al reembolso en la fecha que se hubiere determinado. Si las solicitudes hechas no completaren el número de acciones que debieran ser amortizadas, se reembolsarán las acciones de los accionistas que así lo solicitaron y se designará por sorteo ante Notario o Corredor Público Titulado, en la Ciudad de México, Distrito Federal, el resto de las acciones que deban amortizarse hasta completar el monto que se haya acordado en la disminución de capital. En todo caso, el retiro parcial o total de acciones de un socio, no surtirá efectos sino hasta el fin del ejercicio anual en curso, si la notificación o el sorteo se hacen antes de concluir dicho ejercicio, y hasta el fin del ejercicio siguiente, si se hiciere después.

  9.
  Las variaciones del capital deberán ser registradas en el libro de registro que para tal efecto lleve la Sociedad.

TÍTULO CUARTO
CERTIFICADO DE ACCIONES Y REGISTRO DE ACCIONISTAS

        SEPTIMA.- Los certificados provisionales y los títulos definitivos de acciones llevarán numeración progresiva y contendrán todos los datos y llevarán los cupones que requieren los artículos 125 (ciento veinticinco) y 127 (ciento veintisiete) de la Ley General de Sociedades Mercantiles, así como el texto completo de la Cláusula Décimo Segunda de estos Estatutos, y serán firmados por dos consejeros Propietarios de la Sociedad.

        OCTAVA.- Todos los certificados provisionales y los títulos definitivos podrán amparar una o varias acciones y cualquier accionista podrá solicitar del Consejo de Administración el canje de cualquier certificado o título que previamente se hubiere emitido a su favor por uno o varios certificados o títulos nuevos que amparen sus acciones, siempre y cuando el número total de acciones amparadas por dichos nuevos certificados o títulos sea igual al número total de acciones amparadas por los certificados o títulos sustituidos. El costo de dicha sustitución será por cuenta del accionista solicitante.

        NOVENA.- En caso de pérdida, robo o extravío o destrucción de cualquier título provisional o definitivo de acciones, su reposición queda sujeta a las disposiciones del Capítulo Primero, Título Primero de la Ley General de Títulos y Operaciones de Crédito. Todos los duplicados de certificados o títulos de acciones llevarán la indicación de que son duplicados y de que los certificados o títulos originales correspondientes han quedado sin valor alguno. Todos los gastos inherentes a la reposición de dichos certificados o títulos de acciones serán por cuenta exclusiva del tenedor del certificado o título repuesto.

        DECIMA.- La Sociedad llevará un Registro de accionistas que se harán constar las emisiones de acciones así como el nombre, domicilio y nacionalidad de los tenedores de las mismas, su pago total o parcial, las exhibiciones que se hagan a cuenta de su importe, el número de acciones no suscritas que hubiere en la Tesorería de la sociedad, y todas las transmisiones de acciones. Este registro será llevado por el Secretario de la Sociedad, salvo que los accionistas o el Consejo de Administración designe una persona diferente para llevar dicho Libro. Toda transmisión de acciones será efectiva respecto de la

Sociedad, a partir de la fecha en que dicha transmisión haya sido inscrita en el Libro de Accionistas de la Sociedad.

TÍTULO QUINTO
RESTRICCIONES A LA TRANSMISIÓN DE ACCIONES

        DECIMO PRIMERA.- La transmisión de acciones de la Sociedad, por cualquier accionista, sólo podrá efectuarse a lo dispuesto en ésta cláusula. Toda transmisión efectuada en contravención a las restricciones aquí contenidas será nula y carecerá de efecto alguno y el Consejo de Administración y la persona encargada del Libro de Accionistas de la Sociedad deberán rehusarse a inscribirla en el Libro y podrán pedir judicialmente la rescisión de esa transmisión.

1.- Los accionistas que se pretendan transmitir tendrán un primer derecho del tanto para adquirir acciones de otro accionista, quien en caso de no ejercer su derecho de tanto podrá designar a terceras personas que estuvieren capacitadas para adquirirlas.

2.- En caso de que algún accionista desee enajenar todas o parte de las acciones de esta sociedad de las que sea titular, dará aviso por escrito al Secretario de la Sociedad indicando las acciones que desea transmitir y manifestando el precio y condiciones de venta. El Secretario deberá entonces convocar a una Asamblea de Accionistas para celebrarse dentro de los 15 (quince) días naturales siguientes, en la que se notificara a los accionistas de los términos y condiciones de la oferta de venta de las acciones y de los términos en los que los accionistas podrán ejercitar sus derechos del tanto para adquirir las acciones. Los accionistas que gocen de derechos del tanto conforme al presente tendrán derecho a requerir que se establezca un plazo dentro del cual podrán ejercitar su derecho del tanto, mismo plazo que no podrá exceder de 30 (treinta) días hábiles a partir de la fecha de celebración de la Asamblea de Accionistas de referencia.

3.- Si al concluir el plazo que al efecto se hubiere establecido, los accionistas no han ejercitado su derecho del tanto para adquirir todas o una parte de las acciones ofrecidas, o en su caso, de designar a uno o más adquirentes de las mismas, el accionista oferente tendrá derecho, durante un periodo de 180 (ciento ochenta) días a partir del vencimiento del plazo establecido por la Asamblea de Accionistas, de transmitir las acciones no adquiridas por los demás accionistas de acuerdo con las disposiciones de esta cláusula, a cualquier persona física o moral, bajo los mismos términos y condiciones ofrecidos a los demás accionistas y a un precio no menor que al de su oferta a los demás accionistas, en la inteligencia de que, transcurrido dicho plazo 180 (ciento ochenta) días sin que se haya efectuado ninguna transmisión, la transmisión de las mismas quedará sujeta nuevamente a las disposiciones de esta cláusula.

        En el supuesto caso de que se ofrezcan las acciones a una tercera persona por no haber ejercitado los demás accionistas su derecho del tanto dentro de los plazos antes estipulados, el oferente deberá entregar al Secretario del Consejo una copia de la oferta que por escrito se haga a dicho tercero, incluyendo mención del precio y todos los demás términos y condiciones.

4.- Una vez efectuada la transmisión conforme a la presente Cláusula, se harán los asientos correspondientes en el Libro de Registro de Accionistas.

5.- El derecho del tanto consignado en esta cláusula será divisible y por lo tanto podrá ser ejercitado respecto de todas o parte de las acciones ofrecidas en venta.

6.- No obstante lo antes dispuesto, cualquier transmisión de acciones podrá efectuarse sin las previas formalidades consignadas en esta Cláusula, con autorizaci6n de la totalidad de los accionistas o bien su renuncia a los derechos otorgados en la presente cláusula.

7.- La siguiente leyenda será colocada en todos los certificados provisionales o títulos definitivos de acciones emitidos por la Sociedad: "La transmisión de este certificado o titulo y de las acciones amparadas por el mismo esta limitada por las disposiciones de la Cláusula Décimo Primera de los Estatutos Sociales de la Sociedad."

TÍTULO SEXTO
ACCIONISTAS EXTRANJEROS

        DECIMO SEGUNDA.- Los socios extranjeros actuales o futuros de la Sociedad que aquí se constituye, se obligan formalmente con la Secretaria de Relaciones Exteriores a considerarse como nacionales respecto de las acciones de dicha sociedad, que adquieran o de que sean titulares, así como de los bienes, derechos, concesiones, participaciones o intereses de que sea titular la misma Sociedad o bien, de los derechos y obligaciones que deriven de los contratos en que sea parte la propia Sociedad con autoridades mexicanas, y a no invocar, por lo mismo, la protección de sus Gobiernos, bajo la pena en caso contrario, de perder en beneficio de la Nación Mexicana las participaciones sociales que hubieren adquirido.

TITULO SÉPTIMO
ASAMBLEA DE ACCIONISTAS

        DECIMO TERCERA.- La Asamblea General de Accionistas es el órgano supremo de la Sociedad y sus resoluciones serán obligatorias para todos los accionistas, aun para los ausentes o disidentes. En todo caso los accionistas ausentes o disidentes gozarán de los derechos que les conceden los artículos 201 (doscientos uno) y 206 (doscientos seis) y demás disposiciones aplicables de la Ley General de Sociedades Mercantiles.

        DECIMO CUARTA.- Las Asambleas Generales de Accionistas serán ordinarias, extraordinarias y especiales:

          1.-    Serán Asambleas Ordinarias aquellas que se reúnan para tratar de cualquiera de los asuntos a que se refieren los artículos 180 (ciento ochenta) y 181 (ciento ochenta y uno) de la Ley General de Sociedades Mercantiles. Todos los demás asuntos deberán ser resueltos en una Asamblea Extraordinaria de Accionistas.

          2.-    Serán Asambleas Extraordinarias aquellas que se reúnan para tratar de los asuntos incluidos en el articulo 182 (ciento ochenta y dos) de la Ley General de Sociedades Mercantiles, comprendiendo pero no limitándose a cualquiera de los siguientes

  a)
  .-  Prorroga de la duración de la Sociedad;

  b)
  .-  Disolución de la Sociedad anticipada al término fijado en estos estatutos;

  c)
  .-  Aumento o reducción del capital mínimo fijo de la Sociedad;

  d)
  .-  Cambio de objeto de la Sociedad;

  e)
  .-  Cambio de nacionalidad de la Sociedad;

  f)
  .-   Transformación de la Sociedad;

  g)
  .-  Fusión con otra sociedad;

  h)
  .-  Emisión de acciones privilegiadas;

  i)
  .-   Amortización por la Sociedad de sus propias acciones del capital mínimo y emisión de acciones de goce;

  j)
  .-   Emisión de bonos y obligaciones;

  k)
  .-  Cualquier modificación de estos estatutos;

  l)
  .-   Emisión de acciones sin derecho a voto; y

  m)
  .- Los demás asuntos para los que la ley o estatutos exijan un quórum especial.

          3.-    Serán Asambleas Especiales de Accionistas aquellas que fueren convocadas por los accionistas de alguna de las Series o subseries de acciones que se llegarán a emitir para tratar cualquier asunto que pueda ser de interés exclusivo de la misma serie o subserie de acciones. Los acuerdos que en ella se tomen solo obligarán a los accionistas de la Serie que hubiere convocado a la Asamblea sin perjuicio de someter a la Asamblea General Ordinaria o Extraordinaria de Accionistas según lo en ellas tratado, para que pueda surtir efectos en relaci6n con los demás accionistas.

        DÉCIMO QUINTA.- Las Asambleas Generales de Accionistas quedan sujetas a las siguientes disposiciones:

          1.-    Salvo las estipulaciones en contrario aquí contenidas, las Asambleas de Accionistas podrán celebrarse cuando lo juzgue conveniente el Consejo de Administración o a solicitud del Comisario, o de accionistas titulares de un número de acciones que por del lo menos represente el 25% (veinticinco por ciento) total del capital suscrito y pagado de la sociedad o a solicitud de accionistas tenedores de acciones de una serie que desee celebrar una Asamblea Especial, a por cualquier accionista en los casos previstos por el articulo 185 (ciento ochenta y cinco) de la Ley General de Sociedades Mercantiles.

          2.-    Las Asambleas Ordinarias deberán celebrarse cuando menos una vez al año dentro de los cuatro meses siguientes al cierre de cada ejercicio social.

          3.-    Todas las Asambleas de Accionistas se celebrarán en el domicilio social de la Sociedad, salvo caso fortuito o de fuerza mayor, según se define en el articulo 179 (ciento setenta y nueve) de la Ley General de Sociedades Mercantiles y en el Código Civil del Distrito Federal.

          4.-    La convocatoria para cualquier Asamblea será hecha por el Consejo de Administración o un Comisario, o de acuerdo con las disposiciones de los artículos 168 (ciento sesenta y ocho), 184 (ciento ochenta y cuatro) y 185 (ciento ochenta y cinco) de la Ley General de Sociedades Mercantiles.

          5.-    La convocatoria será publicada en el Diario oficial de la Federación y en uno de los periódicos de mayor circulación del domicilio de la Sociedad cuando menos con 15 (quince) días de anticipación a la fecha de cualquier Asamblea.

          6.-    La convocatoria contendrá por lo menos, la fecha, hora y lugar de la Asamblea, así como el orden del día para la misma, y será firmada por el Secretario de la Sociedad, por la persona designada por el Consejo de Administración o por el Comisario, o en ausencia de ellos, por un juez competente, conforme a las disposiciones de los artículos 168 (ciento sesenta y ocho), 184 (ciento ochenta y cuatro) y 185 (ciento ochenta y cinco) de la Ley General de Sociedades Mercantiles.

          7.-    Además de la publicación de la convocatoria y salvo lo dispuesto en el inciso 8 (ocho) de esta cláusula, las personas que la Sociedad reconozca como sus accionistas en la fecha de la convocatoria por escrito, con por lo menos 15 (quince) días de anticipación a la fecha de la misma. Dicha notificación deberá ser entregada en la dirección designada en el Libro de Registro de Accionistas, debiéndose acusar recibo de dicha notificación. Cada accionista podrán señalar por escrito otra dirección ante la oficina del Secretario de la Sociedad, en la inteligencia de que los accionistas residentes en el extranjero podrán registrar con el Secretario de la Sociedad una segunda dirección ubicada en la República Mexicana a donde deberá ser enviada una copia adicional de la convocatoria personal. Cualquier accionista podrá solicitar la nulidad de cualquier

  Asamblea que haya sido convocada sin que se haya notificado en la forma establecida en este párrafo.

          8.-    Cualquier Asamblea de accionistas podrá celebrarse sin necesidad de previa convocatoria o notificación, y toda Asamblea que se suspenda por cualquier razón podrá reanudarse sin previa convocatoria o notificación, si los accionistas que representen la totalidad de las acciones con derecho a voto de la sociedad, se encuentren presentes o representados en la Asamblea respectiva.

          9.-    Todo accionista podrá ser representado en cualquier Asamblea de Accionistas por medio de la persona que designe como apoderado por escrito.

          10.-  Salvo el caso de orden judicial en contrario, para concurrir a cualquier Asamblea de Accionistas, la Sociedad únicamente reconocerá como titulares de acciones de la misma a aquellas personas físicas o morales cuyos nombres se encuentren inscritos en el Libro de Registro de Accionistas de la Sociedad, y dicha inscripción en el expresado Libro será suficiente para permitir la entrada de dicha persona a la Asamblea.

          11.-  Todas las Asambleas de Accionistas serán presididas por el Presidente del Consejo de Administración asistido del Secretario de la Sociedad, y a falta de uno u otro o de ambos, actuarán en su lugar como Presidente y Secretario según sea el caso, quienes sean designados por la Asamblea por la simple mayoría de votos.

          12.-  Antes de instalarse la Asamblea, la persona que la presida designará dos escrutadores que hagan el recuento del número de acciones representadas y el número de votos que cada uno de ellos tenga derecho a emitir.

          13.-  Para considerar legalmente instalada una Asamblea General Ordinaria de Accionistas celebrada en primera o ulterior convocatoria, deberán estar presentes o representados los titulares de por lo menos el 60% (sesenta por ciento) de las acciones emitidas con derecho a voto.

          14.-  Para la validez de las resoluciones adoptadas en cualquier Asamblea General Ordinaria de Accionistas celebrada en primera o ulterior convocatoria, se requerirá el voto afirmativo de los titulares de por lo menos el 60% (sesenta por ciento) de las acciones con derecho a voto.

          15.-  Para considerar legalmente instalada a una Asamblea General Extraordinaria de Accionistas celebrada en primera o ulterior convocatoria, deberán estar presentes o representados los titulares de por lo menos el 75% (setenta y cinco por ciento) de las acciones suscritas y pagadas con derecho a voto de la sociedad.

          16.-  Para la validez de las resoluciones adoptadas en cualquier Asamblea General Extraordinaria de Accionistas celebrada en primera o ulterior convocatoria, se requerirá el voto afirmativo de los titulares de por lo menos el 75% (setenta y cinco por ciento) de las acciones suscritas y pagadas con derecho a voto de la sociedad.

          17.-  En cuanto a la instalación y votación en Asambleas Especiales de Accionistas se estará a lo que dispone el artículo 195 (ciento noventa y cinco) de la Ley General de Sociedades Mercantiles.

          18.-  Con excepción de acciones de voto limitado que sean emitidas por la Sociedad, cada acción da derecho a emitir un voto en cualquier Asamblea Ordinaria o Extraordinaria de Accionistas o en cualquier Asamblea Especial de Accionistas celebrada por los titulares de acciones de la misma Serie o subserie.

          19.-  Comprobada la existencia de un quórum para la Asamblea, la persona que presida la declarará legalmente instalada y someterá a su consideración los puntos del orden del día.

          20.-  Todas las votaciones serán económicas a menos que los asistentes que representen una mayoría de las acciones acuerden que el voto sea por escrito.

          21.-  El Secretario levantará una Acta de cada Asamblea de Accionistas, que se asentará en el correspondiente libro de actas que será firmada, cuando menos, por el Presidente y el secretario en funciones. Asimismo, formará un expediente que contendrán:

    i)
    La lista de asistencia suscrita por los escrutadores.

    ii)
    Un ejemplar del periódico y del Diario Oficial en que se publicó la convocatoria en su caso;

    iii)
    Las cartas poder que se hubieren presentado en la Asamblea.

    iv)
    Los informes, dictámenes y demás documentos que se hubieren presentado en la Asamblea.

          22.-  Si por cualquier motivo no se instala una Asamblea convocada legalmente, este hecho y sus causas se harán constar en el Libro de Actas, formándose un expediente de acuerdo con el inciso 21 (veintiuno) que antecede.

TÍTULO OCTAVO
ADMINISTRACIÓN DE LA SOCIEDAD

        DECIMO SEPTIMA.- La Sociedad será administrada por un Consejo de Administración integrado por 5 (cinco) Consejeros Propietarios, ninguno de los cuales necesitará ser accionista.

        DECIMO OCTAVA.- Los accionistas de la Sociedad sólo podrán designar un número de miembros del Consejo de Administración de la empresa en proporción a su participación en el Capital de la Sociedad.

        DECIMO NOVENA.- Cada accionista o grupo de accionistas de la Sociedad que elija a uno o más Consejeros Propietarios, tendrá también el derecho de nombrar a uno o más Consejeros Suplentes para sustituirlos en cualquier sesión a la que no asista el Consejero Propietario, o en caso de muerte, remoción, renuncia, incapacidad legal u otro impedimento permanente que le impida al Consejero Propietario cumplir debidamente con sus obligaciones mientras se elige y entra en funciones su sustituto.

        VIGESIMA.- Los Consejeros Propietarios y sus suplentes durarán en su cargo un año a partir de la fecha de su nombramiento. Los miembros Propietarios y Suplentes podrán ser removidos en cualquier momento por los accionistas, pudiendo designar su sucesor para completar el plazo para el cual fueron elegidos los Consejeros removidos. Sólo podrá revocarse el nombramiento de uno o más Consejeros designados por accionistas que detenten acciones de una serie minoritaria, cuando se revoque igualmente el nombramiento de los demás miembros del Consejo. Los Consejeros Propietarios y Suplentes continuarán en funciones mientras no se designe a sus sucesores y éstos tomen posesión de sus cargos. Los Consejeros Propietarios y Suplentes podrán ser reelectos. Cuando no pueda reunirse el quórum requerido debido a la muerte, remoción, renuncia, incapacidad legal o impedimento permanente de uno o más Consejeros y sus Suplentes, el Comisario o los Comisarios por mayoría, designarán a uno o más sucesores, según el caso, para desempeñar el cargo o cargos vacantes hasta que la Asamblea de Accionistas designe el sucesor o sucesores en su caso.

        VIGÉSIMO PRIMERA.- El Consejo de Administración podrá reunirse en cualquier lugar de los Estados Unidos Mexicanos o del extranjero a donde sea legalmente convocado. El Consejo podrá reunirse cuantas veces lo juzgue necesario o conveniente su Presidente, el Secretario o cualesquiera dos de los Consejeros Propietarios o suplentes en funciones. Las Convocatorias para las sesiones del Consejo deberán ser enviadas por escrito a cada uno de los Consejeros Propietarios, así como a sus

Suplentes, así como a todos los Comisarios Propietarios y Suplentes, con por lo menos 15 (quince) días de anticipación a la fecha de la sesión, por telegrama, confirmado con carta enviada por correo certificado, aéreo si el destinatario reside en el extranjero u ordinario si el destinatario reside en los Estados Unidos Mexicanos, porte pagado, a la última dirección que dichos destinatarios hayan registrado con el Secretario. La Convocatoria contendrá la hora, fecha, lugar y Orden del Día de la sesión. Cualquier sesión del Consejo podrá celebrarse válidamente aún sin previa convocatoria, cuando estén presentes en ella todas las personas con quórum cuando cada uno de los Consejeros o Comisarios ausentes hayan firmado una renuncia a su derecho de recibir dicha convocatoria.

        VIGÉSIMO SEGUNDA.- Habrá quórum en cualquier sesión del Consejo de Administración cuando esté presente una mayoría de los Consejeros Propietarios o de sus Suplentes. Las resoluciones del Consejo de Administración serán válidas únicamente cuando sean aprobadas por el voto afirmativo de la mayoría de los Consejeros Propietarios o de sus Suplentes que estén presentes en la Sesión.

        VIGÉSIMO TERCERA.- El Consejo de Administración, con sujeción a lo dispuesto en la cláusula Vigésimo Segunda de estos estatutos, tendrá las más amplias facultades reconocidas por la Ley por estos estatutos a un mandatario general para celebrar todo tipo de contratos y para realizar toda clase de actos y operaciones que por ley o por disposición de estos estatutos no estén reservados a una Asamblea de Accionistas, así como para administrar y dirigir los negocios de la Sociedad, para realizar todos y cada uno de los objetos sociales de la misma y para representar ésta ante toda clase de autoridades judiciales (civiles y penales), laborales o administrativas, ya sean federales, estatales o municipales, con el más amplio poder para pleitos y cobranzas, actos de administración y de dominio, en los términos de los tres primeros párrafos del artículo 2554 (dos mil quinientos cincuenta y cuatro) del Código Civil para el Distrito Federal y de los artículos correlativos de los Códigos Civiles para los estatutos de la República Mexicana, gozando aún de aquellas que requieran cláusula especial conforme a la ley, y a las cuales se refiere el artículo 2587 (dos mil quinientos ochenta y siete) del Código Civil para el Distrito Federal y de los artículos correlativos de los Códigos Civiles para los estatutos de la República Mexicana y aquellas facultades que se refieren los artículos 2574 (dos mil quinientos setenta y cuatro), 2582 (dos mil quinientos ochenta y dos) y 2593 (dos mil quinientos noventa y tres) del Código Civil para el Distrito Federal y de los artículos correlativos de los Códigos Civiles para los estatutos de la República Mexicana y el artículo 9o (noveno) de la Ley General de Títulos y Operaciones de crédito, incluyendo en forma enunciativa, pero de ninguna manera limitativa, lo siguiente:

          1.-    Promover quejas y querellas de carácter penal y desistirse de ellas, presentar acusaciones, constituirse en coadyuvante del ministerio público y otorgar perdón;

          2.-    Iniciar y promover juicios de amparo y desistirse de ellos;

          3.-    Otorgar, sin limitaciones, o con las que el Consejo juzgue pertinentes, y revocar toda clase de poderes generales y/o especiales, incluyendo poderes para actos de administración, actos de dominio y para pleitos y cobranzas;

          4.-    Delegar cualquiera de sus facultades en la persona o personas, gerentes, funcionarios, apoderados o comités que el Consejo juzgue conveniente.

        Ningún miembro del Consejo de Administración ni tercero alguno podrán individual y separadamente, ejercitar los poderes arriba mencionados salvo con autorización expresa del Consejo de administración o de la Asamblea de Accionistas.

TÍTULO NOVENO
FUNCIONARIOS

        VIGÉSIMO CUARTA.- Los accionistas o los miembros del Consejo de Administración designarán dentro de sus miembros a un Presidente, así como a un Secretario que podrá ser o no Consejero, y é

ste último será el Secretario de la Sociedad. Además la Asamblea de Accionistas o el Consejo podrán designar a uno o más funcionarios y gerentes generales o especiales, quienes podrán ser o no Accionistas o miembros del Consejo y quienes gozarán de las facultades que se les confieran. La Asamblea de accionistas podrá a su discreción, remover a cualquier persona nombrada conforme a esta cláusula; asimismo el consejo de administración podrá remover a cualquiera de dichas personas que éste haya designado.

TÍTULO DÉCIMO
VIGILANCIA DE LA SOCIEDAD

        VIGÉSIMO QUINTA.- La vigilancia de la Sociedad estará confiada a uno o más comisarios designados por una Asamblea Ordinaria de Accionistas. Estos podrán o no ser accionistas y tendrán los derechos y obligaciones que les confieren a los artículos 166 (ciento sesenta y seis) y siguientes de la Ley de Sociedades Mercantiles. Los Comisarios durarán en su cargo un año, o hasta que sus sucesores hayan sido designados y tomen posesión de su cargo. La Asamblea de Accionistas podrá designar a la vez un Comisario Suplente, para sustituir al Comisario Propietario en sus faltas temporales o permanentes. En la Asamblea en que se nombre Comisario o Comisarios, cualesquiera accionista o accionistas propietarios de por lo menos 25% (veinticinco por ciento) de las acciones emitidas, suscritas y pagadas de la sociedad tendrán derecho de nombrar a un Comisario y a su Suplente.

TÍTULO DECIMO PRIMERO
GARANTÍAS DE CONSEJEROS, FUNCIONARIOS Y COMISARIOS

        VIGÉSIMO SEXTA.- Los miembros Propietarios y Suplentes del Consejo de Administración, funcionarios, gerentes generales, gerentes especiales y comisarios, no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la Asamblea de Accionistas o bien, el Consejo de administración o cualquier otro órgano o funcionario con facultades bastantes, determinen el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

TÍTULO DECIMO SEGUNDO
EJERCICIO SOCIAL, ESTADOS FINANCIEROS, RESERVAS
Y RESPONSABILIDAD LIMITADA

        VIGÉSIMO SEPTIMA.- El ejercicio social de la Sociedad será de un año que concluirá el treinta y uno de diciembre de cada año. Por excepción el primer ejercicio social será a partir de la fecha de la firma de la escritura constitutiva.

        VIGÉSIMO OCTAVA.- Se prepararán estados financieros al final de cada ejercicio social que contendrán todos los datos necesarios para comprobar la situación financiera de la Sociedad a la fecha de cierre del ejercicio social que concluyó. Dichos estados financieros deberán concluirse dentro de los 3 (tres) meses siguientes a la cláusula de cada ejercicio social y deberán ponerse, junto con los documentos justificativos, a la disposición de los Comisarios y Accionistas, con la anticipación que fija el artículo 173 (ciento setenta y tres) de la Ley general de Sociedades Mercantiles.

        VIGÉSIMO NOVENA.- Después de efectuar las separaciones necesarias para el pago de impuestos, reparto de utilidades, creación o aumento del fondo de reserva legal hasta que éste alcance, por lo menos, la quinta parte del capital social, las utilidades que anualmente obtenga la Sociedad conforme al balance general aprobado, se aplicarán a los fines que disponga la Asamblea de Accionistas.

        TRIGÉSIMA.- Los accionistas fundadores de la Sociedad no se reservan participación especial alguna en las utilidades de la sociedad.

        TRIGÉSIMO PRIMERA.- La responsabilidad de cada accionista quedará limitada al valor nominal de las acciones propiedad de dicho accionista y cada accionista será responsable por cualquier parte insoluta del valor nominal de las acciones que posea.

TÍTULO DÉCIMO TERCERO
DISOLUCIÓN Y LIQUIDACIÓN DE LA SOCIEDAD

        TRIGÉSIMO SEGUNDA.- La Sociedad se disolverá en los casos enumerados en el artículo 229 (doscientos veintinueve) de la Ley General de Sociedades Mercantiles, pero únicamente de acuerdo con lo previsto en el artículo 232 (doscientos treinta y dos) de dicha Ley.

        TRIGÉSIMO TERCERA.- La liquidación de la Sociedad deberá sujetarse a lo dispuesto en el Capítulo XI (Décimo Primero) de la Ley de Sociedades Mercantiles, por uno o más liquidadores designados por una Asamblea Extraordinaria de Accionistas.

        TRIGÉSIMO CUARTA.- Durante la liquidación de la Sociedad, los liquidadores tendrán las mismas facultades y obligaciones que durante el término normal de vida de la misma tienen el Consejo de Administración y los funcionarios de la Sociedad.

        TRIGÉSIMO QUINTA.- Mientras no se haya inscrito en el Registro Público del Comercio el nombramiento de los liquidadores y éstos no hayan entrado en funciones, el Consejo de Administración y los funcionarios, gerentes generales y especiales de la Sociedad continuarán desempeñando sus cargos, pero no podrán iniciar nuevas operaciones después de haber sido aprobada por los accionistas la resolución de liquidación de la Sociedad o de que se compruebe la existencia o causa legal de ésta.

SERVICIOS DE LOGÍSTICA DE MÉXICO, S.A. DE C.V.
BY-LAWS

        ONE.- The corporate name of the Corporation is "SERVICIOS DE LOGISTICA DE MÉXICO", to be followed by the words Sociedad Anónima de Capital Variable or its abbreviation by initials S.A. de C.V., to be governed by the provisions of these By-Laws, and as to anything not provided for hereof, by the Ley General de Sociedades Mercantiles <General Business Corporations Law>.

        TWO.- The corporate address of the Corporation is Mexico City, Federal District, but the corporation may establish any branches or agencies within the Mexican Republic or abroad.

        THREE.- The duration of the corporation is NINETY NINE YEARS, as of the date of incorporation of same.

        FOUR.- The corporate purposes of the Corporation are:

  a)
  To render all kind of services to third parties, including without limitation technical assistance and administration services, consulting services for establishing administrative systems, commercialization, logistic, financial, accounting and control systems, as well as any other service for enhancement of operations and profits of business corporations.

  b)
  The acquisition of shares in other national or foreign corporations, and the exercise of economic corporate rights arising from such shares, as well as to honor its obligations as shareholder.

  c)
  The establishment and exploitation of storehouses, warehouses, factories, plants, offices and any other facilities necessary to comply with its corporate purposes.

  d)
  The acquisition, lease, financial lease and sell of personal property and real state and any other property necessary to comply with its corporate purposes. The Corporation may not purchase real state within the restricted area, neither may lease or rent any kind of personal property or real state to third parties in such area.

  e)
  To have representatives in the Mexican Republic or abroad, and appoint as commercial agents, intermediaries, mediators, legal representatives or attorneys-in-fact individuals or corporations.

  f)
  To obtain loans that may be necessary to comply with its corporate purposes, without any limitation whatsoever regarding the amount, as well as to guarantee such loans or any other obligations of the corporations or its affiliates or subsidiaries, or any third party, and to secure such loans and obligations.

  g)
  The use, exploitation or registration on its behalf or on behalf of third parties of trademarks, patents, trade names, formulas, manufacturing systems or processes, related to the products and goods that may be necessary to carry out any and all activities referred to in the precedent paragraphs, as well as to use and exploit through licenses, agreements or otherwise, of trademarks, trade names, patents, formulas, manufacturing systems and processes, either Mexican or foreign, as well as to grant concessions or sub-concessions for any trademarks, trade names, patents, formulas, systems and procedures that it may own or to which it is entitled to, in favor of third parties.

  h)
  To carry out its corporate purpose according to any program issued by federal, local or municipal authorities, as well as to obtain fiscal or any kind of incentives to which it is entitled to.

  i)
  To execute, accept, endorse and secure all kind of negotiable instruments, and in general, to carry out all kind of transactions, acts and civil, administrative or commercial agreements that are necessary or appropriate to fully comply with its corporate purposes.

        FIVE.- Capital stock is variable. The minimum fixed non-withdrawal right capital is in the amount of FIFTY THOUSAND MEXICAN PESOS (Mex$50,000.00), represented by 500 Class I, common, registered shares no par value, each.

        Variable portion of capital stock is unlimited and it will be represented by Class II, Common registered shares no par value, each.

        The Corporation may classify in Series and sub-series of shares of capital stock regarding both fixed and variable portion of capital stock, provided that fifty one percent (51%) of all capital stock entitled to vote is fully subscribed and paid by Mexican individuals or Mexican corporations with foreign shareholders exclusion clause.

        The forty nine percent (49%) of capital stock and shares representing such capital, are subject to free subscription.

        SIX.- Any increase or reduction to capital stock of the Corporation, shall be governed by the following provisions:

  1.
  The General Ordinary Meeting of Shareholders may resolve about any increase or reduction of variable portion of capital stock, including conditions for such increase or reduction. This resolution shall be valid if at least seventy five percent (75%) of shares representing subscribed and paid shares of the corporation vote affirmatively. Any increase of capital stock and the resulting shares issued as a result of such increase, shall be effective as of the date the General Ordinary Meeting of shareholders adopts the corresponding resolution, without any additional procedure, except for the signature of the minutes of the meeting.

  2.
  In the event of any increase of variable portion of capital stock, the General Ordinary Meeting of Shareholders, may authorize that all or part of the shares representing such increase are not subscribed nor paid in that moment, but until the Board of Directors, by resolution adopted under the terms of Clause Twenty Two hereof, resolving the subscription and payment by one or more shareholders or by third parties. Such shares representing all or part of increased capital, which have not been paid and subscribed, shall be kept at the Treasury of the Corporation and no additional increase shall be authorized, without full subscription and payment of any and all shares at treasury of the corporation.

  3.
  Any increase or reduction to minimum portion of capital stock, shall only be resolved at a General Extraordinary Meeting of Shareholders. Such meeting resolving any increase of minimum portion of capital stock, may resolve regarding the form and terms in which such increase is to be subscribed and paid, considering rights and preference.

  4.
  No new increase of capital stock will be made without full payment and subscription of shares issued previously.

  5.
  Likewise, the General Extraordinary Meeting of Shareholders may authorize the Board of Directors to put on the market any shares resulting from such increase of capital stock, always considering preemptive rights of shareholder.

  6.
  Shareholders shall always have preemptive rights for subscription of increase of capital stock in proportion to the shares they hold, according to provisions of article one hundred thirty two (132) of the General Business Corporations Law.

  7.
  Capital stock may not be reduced to less than minimum capital stock.

  8.
  As soon as a reduction of capital stock or redemption of one Class of shares is adopted, such resolution shall be notified to each shareholder of such Class of shares, who will have the right to redeem their shares in proportion of the reduction to capital stock or redemption of one Class of shares; such right shall be exercised within fifteen (15) days after they receive the

2

    notice. If within such term, a shareholder asks for reimbursement of the number of shares representing the capital stock to be reduced, such shares shall be reimbursed to the shareholders who have requested such reimbursement, on the fixed date for payment. If reimbursement requests exceed redeemable capital stock, the amount of reduction will be distributed for amortization among requesting shareholders in proportion of shares they have offered for amortization, and the corresponding reimbursement shall be made on the corresponding date. If such request does not complete the number of shares to be amortized, the shares of shareholders requesting reimbursement will be reimbursed, and the remaining shares will be submitted to drawing of shares before a Notary Public in and for Mexico City, Federal District, until the amount of reduction of capital stock is reached. In any case, partial or full withdrawal of shares of one shareholder, will not be effective until the end of the corresponding fiscal year, if the notice or drawing is made before the end of such year, and it will be effective until the end of the following fiscal year if the notice was made afterwards.

  9.
  The corporation shall keep a capital variation registration book, in which any increase or reduction thereof must be registered.

TITLE FOUR
CERTIFICATES OF SHARES AND SHAREHOLDERS REGISTRATION

        SEVEN.- Certificates of shares and scrips shall be progressively numbered and shall state the data and coupons under the terms of articles one hundred twenty five (125) and one hundred twenty seven (127) of the General Business Corporations law, as well as the full text of Clause Twelve hereof, and will be signed by two Directors of the Corporation.

        EIGHT.- All certificates of shares and scrips may cover one or more shares, and any shareholder may request from the Board of Directors the exchange of any certificate that has been previously issued on his behalf for one or more new certificates or scrips covering their shares, provided that the total number of shares represented by such new certificates or scripts be the same number of shares covered by the certificates or scripts to be exchanged. The cost of exchange of certificate requested by a shareholder, shall be to the account of such shareholder.

        NINE.- In case of loss, robbery, misplacement or destruction of any certificate of shares or scrips, it shall be replaced pursuant to Chapter I, Title I of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>. All duplicates of share certificates shall state that they are duplicates and that the corresponding original certificates have become null and void. Any expenses resulting from replacing such share certificates shall be borne by the holder of the replaced certificate.

        TEN.- The Corporation shall maintain a Shareholders Registry evidencing all shares issued, as well as the name, address and nationality of holders thereof, and stating if the shares have been full-paid or partially paid, any installment paid for the amount of shares, number of shares non-subscribed at the Treasury of the Corporation and all transfer of shares. This registry shall be in charge of the Secretary of the Corporation, unless the shareholders or the Board of Directors appoint another person to be in charge of such registry. All transfer of shares shall be effective to the Corporation, as of the date when the transfer has been recorded in the Registry of Shareholders of the Corporation.

TITLE FIVE
LIMITATION TO TRANSFER OF SHARES

        ELEVEN.- Any transfer of shares of the Corporation by any shareholder shall only be made according to the provisions of this clause. Any transfer made contravening such provisions shall be deemed null and void, and the Board of Directors and the person in charge of the Registry of

3

Shareholders shall refuse to register such share in the Book and may request judicial cancellation of such transfer.

1.-    Shareholders who pretend to transfer shall have a preemptive right to acquire shares from another shareholder, who, in the event of failing to exercise such preemptive right may designate third parties that have legal capacity to acquire such shares.

2.-    In the event any shareholder wants to transfer all or part of the shares of the corporation he holds, he/she shall deliver a written notice to the Secretary of the Corporation, stating the shares he/she wants to transfer including price and conditions of sale. Then, the Secretary shall call for a Meeting of Shareholders to be held within fifteen (15) calendar days after receiving such notice, at which all shareholders will be notified regarding terms and conditions of the sale offer of shares, and the terms under which the shareholders may exercise their preemptive rights. Shareholders having preemptive rights according to the provisions hereof, shall be entitled to ask for a term within which they may exercise such right, and such term may never exceed form thirty (30) business days as of the date when such Meeting of Shareholders was held.

3.-    If at the end of the 30-day term the shareholders fail to exercise their preemptive right to acquire all or part of the shares offered, or, in the event they have appointed one or more acquiring shareholders for such shares, the shareholder offering the shares will be entitled to, within a term of one hundred eighty (180) days as of the due date of the term fixed by the Meeting of Shareholders, to transfer the shares that were not acquired by the other shareholders under the provisions hereof, to any individual or corporation, under the same terms and conditions offered to the shareholders, and at a price not less than the one offered to shareholders, provided that once the 180-day term has elapsed without any transaction, such transfer of shares shall be again subject to the provisions of this clause.

        In the event that the shares are offered to a third person as a result of the failure to exercise the preemptive right of the shareholders within the term provided for before, the offering shareholder shall deliver the Secretary of the Board of Directors one copy of the offer made to such third party, including the statement of price and any other term and condition.

4.-    Once the transfer is made under the terms of this Clause, the corresponding notes shall be made to the Registry of Shareholders.

5.-    The preemptive right provided for in this clause, will be divided, and therefore, may be exercised regarding all or part of the shares offered for sale.

6.-    Regardless of the above mentioned, any transfer of shares may be carried out without the process provided for in this Clause, with the authorization of all the shareholders or by means of withdrawal to their preemptive right.

7.-    All certificates of shares and scrips issued by the Corporation shall bear the following legend: "The transfer of this certificate of share or scrips and of the shares represented herein are limited to the provisions of Clause Eleven of the By-Laws of the Corporation".

TITLE SIX
FOREIGN SHAREHOLDERS

        TWELVE.- Any present or future foreign shareholders of the Corporation agree with the Secretaría de Relaciones Exteriores <Ministry of Foreign Affairs> to be deemed as national as to any shares acquired in the Corporation; any property, rights, concessions, equity or interests owned by the Corporation; and any rights and obligations derived from agreements entered into by and between the Corporation and the Mexican governmental authorities, and not to invoke their government protection subject to the loss to the benefit of Mexican Nation of any rights and property acquired.

4

TITLE SEVEN
MEETING OF SHAREHOLDERS

        THIRTEEN.- The General Meeting of Shareholders shall manage the business and affairs of the corporation and its resolutions are mandatory for all the shareholders, even for those absent or dissident shareholders. In any case, absent or dissident shareholders shall be entitled to the rights conferred upon them by articles two hundred one (201) and two hundred six (206) and other applicable provisions of the General Business Corporations Law.

        FOURTEEN.- The General Meetings of Shareholders shall be ordinary, extraordinary and special:

          1.-    Ordinary Meetings are those held for any purpose as referred to by articles one hundred eighty (180) and one hundred eighty one (181) for the General Business Corporations Law. Any other business shall be transacted at an Extraordinary Meeting of Shareholders.

          2.-    Extraordinary Meetings are those held to transact the business referred to by article one hundred eighty two (182) of the General Business Corporations Law, including, without limitation the following:

  a)
  .-  To extend the duration of the Corporation;

  b)
  .-  Dissolution of the Corporation before the term provided for in these By-Laws;

  c)
  .-  Increase or reduction of minimum fixed capital stock of the Corporation;

  d)
  .-  Change of the purposes of the Corporation;

  e)
  .-  Change of nationality of the Corporation;

  f)
  .-   Change of classification of the Corporation;

  g)
  .-  Merger;

  h)
  .-  Issuance of preferred stock;

  i)
  .-   Amortization by the Corporation of its shares of minimum capital stock and issuance of voting shares;

  j)
  .-   Issuance of bonuses;

  k)
  .-  Any other amendment to these By-Laws;

  l)
  .-   Issuance of shares not entitled to vote; and

  m)
  .- Any other business for which law or these By-Laws require special quorum.

          3.-    Special Meetings of Shareholders may be called by any holder of any Series or sub-series of shares that may be issued to transact any business that may be of exclusive interest for such series or sub-series of shares. Any resolutions adopted thereat will only be mandatory for those shareholders of series calling for the Meeting, without prejudice to submit before the General Ordinary or Extraordinary Meeting of Shareholders such business, in order for such resolution to be effective and mandatory to the other shareholders.

        FIFTEEN.- General Meetings of Shareholders shall be subject to the following provisions:

          1.-    Unless otherwise provided hereof, the Meetings of Shareholders may be held at such time the Board of Directors deems appropriate or upon request of the Statutory Auditor, or the shareholders of the number of shares representing at least the twenty five percent (25%) of all subscribed and paid capital stock of the corporation, or upon request of the shareholders of the shares of a series that wants to call a Special Meeting, or by any other shareholder in the cases referred to in article one hundred eighty five (185) of the General Business Corporations Law.

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          2.-    Ordinary Meetings shall be held at least once in a year within the four months following the closing date of fiscal year.

          3.-    All Meetings of shareholders shall be held at the domicile of the Corporation, except in case of Act of God or Force Majeure, under the terms of article one hundred seventy nine (179) of the General Business Corporations Law and by the Civil Code of the Federal District.

          4.-    The notice of any meeting of shareholders shall be given by the Board of Directors or one Statutory Auditor, or pursuant to articles one hundred sixty eight (168), one hundred eighty four (184) and one hundred eighty five (185) of the General Business Corporations Law.

          5.-    The notice shall be published at the Official Gazzette of the Federation and in one major circulation newspaper at the address of the Corporation, at least fifteen days shall elapse between the publication date and the date fixed to hold the Meeting.

          6.-    The notice of meeting shall state at least the date, time and place of the Meeting, and the Agenda and shall be signed by the Secretary of the Corporation, by the person designated by the Board of Directors, or by the Statutory Auditor, in the absence of such officers, by a proper judge, according to provisions of articles one hundred sixty eight (168), one hundred eighty four (184) and one hundred eighty five (185) of the General Business Corporations Law.

          7.-    Additionally to the publication of the notice of meeting, and except for the provisions of paragraph eight (8) hereof, a written notice shall also be sent to any individual recognized by the Corporation as shareholder as of the date of notice of meeting, fifteen (15) days before the date of such meeting. Such notice of meeting shall be delivered to the address as it appears on the registry of shareholders, requesting acknowledgment of receipt. Each shareholder may appoint in writing a different address at the office of the Secretary of the Corporation, provided that the shareholders residing abroad may register with the Secretary of the Corporation a second address located within the Mexican Republic, where a copy of the notice of meeting shall be sent. Any shareholder may request cancellation of any Meeting that has been called without notice given under the terms provided hereof.

          8.-    No notice need be given and the Meeting shall be held or reconvening of any adjourned meeting whatsoever, when the holders of the total shares entitled to vote are represented thereat either in person or by proxy in such Meeting.

          9.-    Any shareholder may attend the Meeting of Shareholders either in person or by proxy designated in writing.

          10.-  Unless a court order on the contrary, to be entitled to attend any Meeting of Shareholders, the Corporation will only recognize as shareholders of the shares of the corporations to those individuals or corporations registered as shareholders in the Registry of Shareholders of the Corporation, and such registration is sufficient to allow said person to attend the Meeting.

          11.-  All Meetings of Shareholders shall be presided by the chairman of the Board of Directors assisted by the Secretary of the Corporation, in the absence of such officers, the persons designated by the vote of the majority of attendants at the meeting shall act as President and Secretary, as the case may be.

          12.-  Before the Meeting is called to order, the president shall designate one or more examiners to count the attendants and the number of votes they are entitled to cast.

          13.-  Any General Ordinary Meeting of Shareholders held upon first or further call, shall be valid when at least sixty percent (60%) of holders of shares entitled to vote are present thereat either in person or by proxy.

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          14.-  Any resolution adopted at a General Ordinary Meeting of Shareholders held upon first or further call, shall be adopted by affirmative vote of at least sixty percent (60%) of holders of shares entitled to vote.

          15.-  Any General Extraordinary Meeting of Shareholders shall held upon first or further call, shall be valid when at least seventy five percent (75%) of holders of subscribed and paid shares of the Corporation entitled to vote are present thereat, either in person or by proxy.

          16.-  Any resolution adopted at a General Extraordinary Meeting of Shareholders held upon first or further call, shall be adopted by affirmative vote of at least seventy five percent (75%) of holders of subscribed and paid shares of the Corporation entitled to vote.

          17.-  As to anything regarding calling to order and vote at a Special Meeting of Shareholders, the provisions of article one hundred ninety five (195) of the General Business Corporations Law shall apply.

          18.-  Except for the limited voting shares issued by the Corporation, each share is entitled to cast one vote at any Ordinary or Extraordinary Meeting of Shareholders, or at any Special Meeting of Shareholders held by the holders of shares of same Series or sub-series.

          19.-  When a quorum is once present to organize the Meeting, the President may call the Meeting to order and will submit the agenda.

          20.-  All votes shall be on show-hands, unless any of those present representing majority of shares demands a roll call voting.

          21.-  The Secretary shall prepare the Minutes of each Meeting of Shareholders to be transcribed in the respective Book of Minutes signed by at least the acting President and Secretary. Likewise, a file shall be prepared which shall contain:

    i)
    The list of attendance submitted by examiners;

    ii)
    A copy of the newspaper and Official Gazzette in which the notice of meeting was published, if any;

    iii)
    The proxies submitted before the Meeting; and

    iv)
    Reports, opinions and other documents submitted before the Meeting.

          22.-  If for any reason the Meeting is not called to order, which notice has been duly given, the fact and reasons shall be stated in the Book of Minutes, preparing a file thereof according to paragraph twenty one (21) hereof.

TITLE EIGHT
MANAGEMENT OF THE CORPORATION

        SEVENTEEN.- The Board of Directors shall manage the business and affairs of the Corporation, and shall be comprised of five (5) Directors, who not need to be shareholders.

        EIGHTEEN.- The shareholders of the Corporation may only designate one member of the Board of Directors of the Corporation in proportion of their equity in Capital Stock of the Corporation.

        NINETEEN.- Each shareholder or group of shareholders of the Corporation designating one or more Directors shall also have the right to appoint one or more Alternates to substitute such Director at a meeting when he/she is absent, or in case of death, removal, resignation, legal incapacity or any other permanent impediment to the proper discharge of the functions of said Director, until their successors are designated and qualified.

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        TWENTY.- Directors and their alternates shall remain in office for one year, as of their appointment date. Directors and their alternates may be removed at any time by the shareholders, and their successors may be designated to take office for the unexpired term of their office. The removal of one or more Directors appointed by shareholders representing a minority series of shares, may only be effected upon the removal of all other members of the Board. Directors and their alternates shall remain in office, until their successors are designated and qualified. Directors and their alternates may be re-elected. If a quorum of the Board of Directors cannot be formed due to the death, removal, resignation, incapacity or permanent impediment of one or more Directors and their alternates, the Statutory Auditor(s) by majority, shall designate one or more successors, as the case may be, to hold office until their successors have been appointed by a Meeting of Shareholders.

        TWENTY ONE.- The Board of Directors may meet at any place in the Mexican Republic or abroad, or at any place designated in the notice of meeting. The Board may meet as frequently as is deemed necessary or convenient by its Chairman, the Secretary or by two acting Directors or their alternates. Written notice of Meeting of the Board shall be sent to all Directors and their alternates, as well as to any and all Statutory Auditor and their alternates, at least fifteen (15) days prior to the date fixed for meeting, by telegram, confirmed by registered airmail, if the recipient resides abroad, or by mail if the recipient resides in the Mexican Republic, postage prepaid to the latest address registered with the Secretary by each recipient. The notice of meeting shall state the time, date, place and Agenda for the meeting. Any meeting of the Board shall be valid without prior notice, if quorum should exist when each absent Director or Statutory Auditor have signed a waiver of notice.

        TWENTY TWO.- A quorum shall exist in a meeting of the Board of Directors if at least a majority of Directors or their alternates are present thereat. Any resolutions adopted by the Board of Directors, shall be valid if they are adopted by affirmative vote of majority of Directors or their alternates present thereat.

        TWENTY THREE.- The Board of Directors, subject to the provisions of Clause Twenty Two hereof, shall have broadest legal authority according to law and these By-Laws, conferred upon attorney-in-fact to enter into all agreements, to carry out all acts and transactions which are not expressly reserved to the Meeting of Shareholders by the law or these By-Laws, as well as to manage and handle the affairs of the Corporation, to carry out any and all corporate purposes of the corporation, and to represent the Corporation before any judicial (civil or criminal), labor or administrative authorities, whether federal, local or municipal, having the broadest power for lawsuits and collections, acts of administration and acts of domain, under the provisions of the first three paragraphs of article two thousand five hundred fifty four (2554) of the Civil Code for the Federal District and the corresponding articles of the Civil Codes of the States of the Mexican Republic, having all general and special powers which must be expressly set forth according to law, including special powers provided in Articles two thousand five hundred eighty seven (2587) of the Civil Code for the Federal District and corresponding articles of the Civil Codes of the States of the Mexican Republic, including the powers provided in Articles two thousand five hundred seventy four (2574), two thousand five hundred eighty two (2582), and two thousand five hundred ninety three (2593) of the Civil code for the Federal District and corresponding articles of the Civil Codes of the States of the Mexican Republic, and the powers provided in Article nine (9) of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>, including, without limitation the following:

          1.-    To file and withdraw criminal complaints, submit accusations, join the Attorney General and to grant pardons;

          2.-    To file and withdraw from "Amparo" proceedings;

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          3.-    To grant, without any limitation whatsoever, or with those limitations provided for by the Board of Directors, and to revoke all kind of general and/or special powers of attorney, including powers of attorney for acts of administration, acts of domain and lawsuits and collections.

          4.-    To delegate all the powers conferred upon it to third parties or individuals, managers, officers, attorneys-in-fact or committees that the Board deems appropriate.

        No member of the Board of Directors, nor any third party may individually or separately exercise any of the foregoing powers except as expressly authorized by the Board of Directors or the Meeting of Shareholders.

TITLE NINE
OFFICERS

        TWENTY FOUR.- The shareholders or the members of the Board of Directors shall designate among its members a President and a Secretary, who need not to be a member of the Board, and such Secretary shall act as the Secretary of the Corporation. Moreover, the Meeting of Shareholders or the Board may designate one or more officers and general or special managers, who need not to be Shareholders or members of the Board, and who shall have the powers conferred upon them. The Meeting of Shareholders may, at its sole discretion, remove any individual appointed under the terms hereof; likewise, the Board of Directors may remove any individuals so designated.

TITLE TEN
SURVEILLANCE OF THE CORPORATION

        TWENTY FIVE.- The surveillance of the Corporation shall be entrusted to one or more statutory auditors appointed at an Ordinary Meeting of Shareholders. Such officers need not to be shareholders and shall have the rights and obligations provided for in articles one hundred sixty six (166) and subsequent of the Business Corporations Laws. The Statutory Auditors shall remain in office for one year, or until their successors have been appointed and have taken office. The Meeting of Shareholders may also appoint one alternate statutory auditor to substitute the original in their temporary or definite absences. At any Meeting appointing the Statutory Auditor(s), the holder or holders of at least twenty five percent (25%) of issued, subscribed and paid shares of the Corporation, shall have the right to designate a statutory auditor and his or her alternate.

TITLE ELEVEN
GUARANTIES OF DIRECTORS, OFFICERS AND STATUTORY AUDITORS

        TWENTY SIX.- The members of the Board of Directors and their alternates, officers, general managers, special managers and statutory auditors are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders or the Board of Directors, or any other managing body with sufficient powers, may determine the granting of such bond at the time of the appointment of such officers.

TITLE TWELVE
FISCAL YEAR, FINANCIAL STATEMENTS, RESERVES AND LIMITED LIABILITY

        TWENTY SEVEN.- The fiscal year of the Corporation shall be of one year ending on December thirty one of each year. Except for the first fiscal year, which shall be as of the execution date of the articles of incorporation.

        TWENTY EIGHT.- The financial statements shall be prepared at the end of each fiscal year containing all necessary data to verify the financial condition of the Corporation as of the closing of fiscal year that has concluded. Such financial statements shall be concluded within the three (3) months

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following the closing of each fiscal year and, jointly with verifying documents, shall be made available for the Statutory Auditors and Shareholders within the time fixed by article one hundred seventy three (173) of the General Business Corporations Law.

        TWENTY NINE.- After the required provisions for payment of taxes, profit sharing, formation or increase of legal reserve fund until such reserve equals, at least, one-fifth of the capital stock, the annual profits of the Corporation according to authorized balance sheets, shall be applied to the purposes as provided by the Meeting of Shareholders.

        THIRTY.- The incorporators of the Corporation do not reserve for themselves any special right to profit sharing of the corporation.

        THIRTY ONE.- The liability of each shareholder shall be limited to the par value of the shares of stock held by such shareholder, and each shareholder shall be liable for unpaid part of the par value of said shares.

TITLE THIRTEEN
DISSOLUTION AND LIQUIDATION OF THE CORPORATION

        THIRTY TWO.- The Corporation shall be dissolved in the cases set forth by article two hundred twenty nine (229) of the General Business Corporations Law, but in any case subject to the provisions of article two hundred thirty two (232) of such Law.

        THIRTY THREE.- Liquidation of the Corporation shall be carried out under the provisions of Chapter XI of the Business Corporations Law by one or more liquidators appointed at a Extraordinary Meeting of Shareholders.

        THIRTY FOUR.- During the liquidation process of the Corporation, liquidators shall have the same authority and obligations as the Board of Directors and officers of the Corporation during ordinary course of business of the Corporation.

        THIRTY FIVE.- Prior to recording the appointment of liquidators at the Public Registry of Commerce, and if those have not taken office, the Board of Directors, officers, general managers and special managers of the Corporation shall continue in office, but they may not initiate new transactions after the resolution of liquidation of the corporation has been approved by the shareholders or after existence of a legal cause for dissolution is approved.

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QuickLinks

  Exhibit 3.15
ESTATUTOS SOCIALES DE SERVICIOS DE LOGÍSTICA DE MÉXICO, S.A. DE C.V.
DEL CAPITAL SOCIAL Y DE LAS ACCIONES
DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS.
DE LA ADMINSITRACION DE LA SOCIEDAD
DE LOS COMISARIOS
DE LA DISTRIBUCION DE UTILIDADES Y PERDIDAS
DE LA DISOLUCION Y LIQUIDACION DE LA SOCIEDAD
ANEXO "A" ESTATUTOS SOCIALES DE SERVICIOS DE LOGÍSTICA DE MÉXICO, S.A. DE C.V.
TÍTULO CUARTO CERTIFICADO DE ACCIONES Y REGISTRO DE ACCIONISTAS
TÍTULO QUINTO RESTRICCIONES A LA TRANSMISIÓN DE ACCIONES
TÍTULO SEXTO ACCIONISTAS EXTRANJEROS
TITULO SÉPTIMO ASAMBLEA DE ACCIONISTAS
TÍTULO OCTAVO ADMINISTRACIÓN DE LA SOCIEDAD
TÍTULO NOVENO FUNCIONARIOS
TÍTULO DÉCIMO VIGILANCIA DE LA SOCIEDAD
TÍTULO DECIMO PRIMERO GARANTÍAS DE CONSEJEROS, FUNCIONARIOS Y COMISARIOS
TÍTULO DECIMO SEGUNDO EJERCICIO SOCIAL, ESTADOS FINANCIEROS, RESERVAS Y RESPONSABILIDAD LIMITADA
TÍTULO DÉCIMO TERCERO DISOLUCIÓN Y LIQUIDACIÓN DE LA SOCIEDAD
SERVICIOS DE LOGÍSTICA DE MÉXICO, S.A. DE C.V. BY-LAWS
TITLE FOUR CERTIFICATES OF SHARES AND SHAREHOLDERS REGISTRATION
TITLE FIVE LIMITATION TO TRANSFER OF SHARES
TITLE SIX FOREIGN SHAREHOLDERS
TITLE SEVEN MEETING OF SHAREHOLDERS
TITLE EIGHT MANAGEMENT OF THE CORPORATION
TITLE NINE OFFICERS
TITLE TEN SURVEILLANCE OF THE CORPORATION
TITLE ELEVEN GUARANTIES OF DIRECTORS, OFFICERS AND STATUTORY AUDITORS
TITLE TWELVE FISCAL YEAR, FINANCIAL STATEMENTS, RESERVES AND LIMITED LIABILITY
TITLE THIRTEEN DISSOLUTION AND LIQUIDATION OF THE CORPORATION